                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                    SUPERIOR INDUSTRIES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                    SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                              7800 WOODLEY AVENUE
                           VAN NUYS, CALIFORNIA 91406

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 12, 2000

To the Stockholders of
SUPERIOR INDUSTRIES INTERNATIONAL, INC.:

     The Annual Meeting of Stockholders of SUPERIOR INDUSTRIES INTERNATIONAL, INC. will be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 12, 2000 at 10:00 A.M. for the following purposes:

          (1) To elect three directors;

          (2) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on March 15, 2000 are entitled to notice of and to vote at the Annual Meeting. On any business day from May 2, 2000 until May 12, 2000, during ordinary business hours, stockholders may examine the list of stockholders for any purpose relevant to the Annual Meeting at the Company's executive offices at 7800 Woodley Avenue, Van Nuys, California 91406.

     You are urged to execute the enclosed proxy and return it in the accompanying envelope at your earliest convenience. Such action will not affect your right to vote in person should you find it possible to attend the Meeting.

                                          By Order of the Board of Directors

                                          Daniel L. Levine
                                          Secretary
Van Nuys, California
Dated: March 31, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                    SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                              7800 WOODLEY AVENUE
                           VAN NUYS, CALIFORNIA 91406

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 12, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Stockholders of Superior Industries International, Inc. ("Superior" or the "Company"), to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 12, 2000 at 10:00 A.M. and at all adjournments thereof. The approximate date on which Superior anticipates first sending this Proxy Statement and form of proxy to its stockholders is March 31, 2000.

     The solicitation of the proxy accompanying this statement is made by the Board of Directors of Superior, and the cost of such solicitation will be borne by Superior. The solicitation will be by mail, telephone, or oral communication with stockholders.

     The matters to be considered and voted upon at the Annual Meeting are set forth in the Notice of Annual Meeting which accompanies this Proxy Statement.

     A proxy for use at the Annual Meeting is enclosed. A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained thereon. If the proxy is executed and returned without instruction, the proxy will be voted FOR the election as directors of the individuals named below. If the proxy is not returned, your vote will not be counted. Any stockholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of Superior a written notice revoking it or a duly executed proxy bearing a later date, or if the person executing the proxy is present at the meeting, by voting his shares in person.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     There were issued and outstanding 26,118,349 shares of Superior's common stock, par value $0.50, on March 15, 2000, which has been set as the record date for the purpose of determining the stockholders entitled to notice of and to vote at the Annual Meeting. Each holder of common stock will be entitled to one vote, in person or by proxy, for each share of common stock standing in his name on the books of Superior as of the record date; votes may not be cumulated. To constitute a quorum for the transaction of business at the Annual Meeting, there must be present, in person or by proxy, a majority of the issued and outstanding shares of common stock.

     The following table sets forth information known to Superior as of March 1, 2000, with respect to beneficial ownership of the Company's common stock by each person known to the Company to be the beneficial owner of more than 5% of the Company's common stock, by each director, by the Named Officers (as defined under "Executive Compensation"), and by all directors and officers as a group:

                                                         AMOUNT             PERCENT
                                                      BENEFICIALLY            OF
                                                         OWNED               CLASS
NAME AND ADDRESS(+) OF BENEFICIAL OWNER               ------------          -------
Louis L. Borick                                        4,319,663(1)         16.5%
Juanita A. Borick                                      2,664,213            10.2%
American Century Companies, Inc.                       2,606,600            10.0%
  4500 Main Street, P.O. Box 418210
  Kansas City, MO 64141-9210
Private Capital Management, Inc.                       1,458,600             5.6%
  3003 Tamiami Trail North
  Naples, FL 34103
Steven J. Borick                                         131,451(1)           *
James M. Ferguson                                         56,182(2)           *
R. Jeffrey Ornstein                                       34,050(2)           *
Raymond C. Brown                                          25,394(1)           *
Jack H. Parkinson                                         16,339(1)           *
Michael J. O'Rourke                                       17,016(2)           *
Philip W. Colburn                                         12,930(1)           *
V. Bond Evans                                             10,000(1)           *
Sheldon I. Ausman                                          8,000(1)           *
Superior's Directors and Officers                      4,696,955(3)         18.0%
  As a Group (17 persons)

------------

 + All persons have the Company's principal office as their address, except as indicated.

 *  Less than 1%.

(1) Includes 812,500, 13,051, 6,000, 9,300, 10,000, 8,000 and 7,000 shares for
    Messrs. L. Borick, S. Borick, Parkinson, Colburn, Evans, Ausman, and Brown, respectively, of which they have the right to acquire beneficial ownership through the exercise within 60 days from the date hereof of non-statutory stock options that have been previously granted.

(2) Includes 34,300, 26,250, 17,016 and 4,199 shares for Messrs. Ferguson, Ornstein, O'Rourke and S. Borick, respectively, of which they have the right to acquire beneficial ownership through the exercise within 60 days from the date hereof of incentive stock options that have been previously granted.

(3) Includes 1,003,614 shares of which the directors and officers have the right to acquire beneficial ownership through the exercise within 60 days from the date hereof of stock options that have previously been granted. Excluding Mr. L. Borick, the directors and officers beneficially own 379,317 shares, or 1.4% of the class. Each of such directors and officers has sole investment and voting power over his shares.

     A COPY OF SUPERIOR'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED TO ANY STOCKHOLDER WITHOUT CHARGE ON WRITTEN REQUEST TO R. JEFFREY ORNSTEIN, VICE PRESIDENT & CFO, SUPERIOR INDUSTRIES INTERNATIONAL, INC., 7800 WOODLEY AVENUE, VAN NUYS, CALIFORNIA 91406.

                             ELECTION OF DIRECTORS

     One of the purposes of the Meeting is to elect three persons to Class I of the Board of Directors in accordance with the Company's Articles of Incorporation. Unless instructed to the contrary, the persons named in the accompanying proxy will vote the shares for the election of the nominees named herein to Class I of the Board of Directors as described below. Although it is not contemplated that any nominee will decline or be unable to serve, the shares will be voted by the proxy holders in their discretion for another person if such a contingency should arise. The term of each person elected as a director will continue until the director's term has expired and until his or her successor is elected and qualified. The three persons receiving the largest number of votes shall be elected as Class I directors. Since there is no particular percentage of either the outstanding shares or the shares represented at the meeting required to elect a director, abstentions and broker non-votes will have the same effect as the failure of shares to be represented at the meeting, except that the shares subject to such abstentions or non-votes will be counted in determining whether there is a quorum for taking shareholder action, under California law and the Company's Articles of Incorporation and Bylaws.

     The Company's Articles of Incorporation provides that its eight directors be divided into three classes. The term of office of those directors in Class I expires at the 2000 Annual Meeting of Stockholders; the term of office of those directors in Class II expires at the 2001 Annual Meeting of Stockholders; and the term of office of those directors in Class III expires at the 2002 Annual Meeting of Stockholders. Directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

NOMINEES FOR DIRECTORS

     Messrs. Parkinson, Colburn and Ornstein are currently serving as directors in Class I and were elected at the 1997 Annual Meeting of Stockholders for a term of office expiring at the 2000 Annual Meeting of Stockholders. All nominees were recommended for re-election by the Board of Directors. The name, age and principal business or occupation of each nominee and each of the other directors who will continue in office after the 2000 Annual Meeting, the year in which each first became a director of the Company, committee memberships, ownership of equity securities of the Company and other information are shown below in the brief description of each of the nominees and incumbent directors and in the table following such descriptions.

     Each of the following persons is nominated for election to Class I of the Board of Directors (to serve a three-year term ending at the 2003 Annual Meeting of Stockholders and until their respective successors are elected and qualified). THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR THE FOLLOWING
NOMINEES:

  Jack H. Parkinson

     Mr. Parkinson has more than 50 years experience in the automotive industry. He retired from Chrysler Corporation after 24 years in its international organization. He was Managing Director of Chrysler's Mexico operations from 1974 to 1982 and was Executive Vice President of Sunroad Enterprises, an entity involved in real estate development, banking and car dealerships, from 1983 to 1994. He serves on the Audit, Long Range Financial Planning and Compensation Committees of the Board of Directors of the Company.

  Philip W. Colburn

     Mr. Colburn has more than 30 years experience in the automotive industry. He currently is the Chairman of Allen Telecom, Inc., a New York Stock Exchange listed manufacturer of wireless equipment to the global telecommunications industry. He has held his current position since March 1988 and has served as a member of the Board of Directors of Allen since 1975. Mr. Colburn serves on the Stock Option, Audit and Long Range Financial Planning Committees of the Board of Directors of the Company. Mr. Colburn is also a Director of Earl Scheib, Inc., and TransPro, Inc.

  R. Jeffrey Ornstein

     Mr. Ornstein, a certified public accountant, joined the Company in June 1984 as Vice President, Finance and Treasurer and is Chief Financial Officer of the Company. He became Vice President and CFO in 1995. Mr. Ornstein serves as an ex officio member on the Long Range Financial Planning Committee of the Board of Directors of the Company.

INCUMBENT DIRECTORS

     Directors in the other two classes of directors whose terms are not currently expiring are as follows:

CLASS II -- SERVING UNTIL THE 2001 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL
            THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED:

  Sheldon I. Ausman

     Mr. Ausman is Vice Chairman of Compensation Resource Group, Inc. (CRG), a national executive compensation and benefits consulting firm. Prior to joining CRG in 1998, Mr. Ausman served as Senior Vice President and Director with the international financial printing firm of Bowne of Los Angeles. He also served with Arthur Andersen & Co. for 34 years and was managing partner of the firm's practice in Southern California, Honolulu and Las Vegas before his retirement. Mr. Ausman is very active in the community and among other responsibilities serves on the board of the Performing Arts Center of Los Angeles County and the Autry Museum of Western Heritage. Mr. Ausman serves on the Stock Option, Audit, Compensation and Long Range Financial Planning Committees of the Board of Directors of the Company.

  V. Bond Evans

     Mr. Evans has over 35 years of domestic and international experience in engineering, manufacturing and general management disciplines, primarily in the aluminum industry. He graduated from General Motors Institute of Technology and Management and began his career with General Motors Diesel Ltd. Canada. In 1960 he joined Kawneer Company Canada Limited. He became President with responsibility for Canadian and European operations in 1968. He was named President of the parent Company in 1970 with responsibility for worldwide operations. Following the acquisition of Kawneer, Inc. by Alumax, Inc. (NYSE) he held a succession of upper management positions in Alumax, becoming President and CEO in 1991. During his career Mr. Evans served as a Director and Committee Chairman in the Aluminum Association and the International Primary Aluminum Institute. Mr. Evans serves on the Compensation and Stock Option Committees of the Board of Directors of the Company.

CLASS III -- SERVING UNTIL THE 2002 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL
             THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED:

  Louis L. Borick

     Mr. L. Borick has been President and Chairman of Superior's Board of Directors since 1957 and has been responsible for the formation of the overall corporate policy of the Company and its subsidiaries. His son,

Steven J. Borick, is Executive Vice President of Superior and serves on Superior's Board of Directors. Mr. Borick also serves as a member of the Long Range Financial Planning Committee of the Board of Directors of the Company.

  Raymond C. Brown

     Mr. Brown retired from the Company in 1998 after a distinguished career spanning thirty years of service. Mr. Brown joined the Company in 1967 and became Senior Vice President in 1975. His duties included strategic and product planning and involvement in all of the Company's major projects. He was directly responsible for marketing and sales of products for original equipment manufacturers and was also responsible for Corporate Quality.

  Steven J. Borick

     Mr. S. Borick, who is a son of Louis L. Borick, was appointed Executive Vice President, effective January 1, 2000. He joined the Company in January, 1999, and was appointed Vice President, Strategic Planning on March 19, 1999. He has been engaged in the oil exploration business for over 20 years in his capacity as President of Texakota, Inc. and general partner of Texakota Oil Co. Mr. S. Borick also serves on the Board of Directors of M.D.C. Holdings, Inc., a New York Stock Exchange Company. He serves on the Long Range Financial Planning Committee of the Board of Directors of the Company.

     The names of, and certain information with respect to, the nominees and the incumbent directors are as follows:

                                                                       FIRST
                                                                      ELECTED
         NAME           AGE          PRINCIPAL OCCUPATION          AS A DIRECTOR
         ----           ---          --------------------          -------------
NOMINEES
  Jack H. Parkinson     72     Retired Executive Vice                   1983
                               President, Sunroad Enterprises
  Philip W. Colburn     71     Chairman, Allen Telecom, Inc.            1991
  R. Jeffrey Ornstein   57     Vice President & CFO                     1991

INCUMBENTS
  Louis L. Borick       76     President and Chairman of the            1957
                               Board
  Raymond C. Brown      71     Retired Senior Vice President            1972
  Steven J. Borick      47     Executive Vice President                 1981
  Sheldon I. Ausman     66     Vice Chairman, Compensation              1992
                               Resource Group, Inc.
  V. Bond Evans         65     Retired President and CEO,               1994
                               Alumax Inc.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During 1999, the Board of Directors of the Company held five regularly scheduled meetings. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he served. In addition to meeting as a group to review the Company's business, certain members of the Board of Directors also devote their time and talents to certain standing committees. Significant committees of the Board of Directors of the Company and the respective members are set forth below.

     The Audit Committee establishes and oversees the Company's audit policy. It is presently comprised of Sheldon I. Ausman, Jack H. Parkinson and Philip W. Colburn. The Audit Committee met three times during 1999.

     The Stock Option Committee administers the Company's stock option plans. It is presently comprised of Sheldon I. Ausman, Philip W. Colburn and V. Bond Evans. The Stock Option Committee met four times during 1999.

     The Compensation Committee reviews and approves the non-stock compensation for the Company's officers and key employees. The committee consists of Sheldon
I. Ausman, V. Bond Evans and Jack H. Parkinson. The Compensation Committee met once during 1999. See "Compensation Committee Report" located elsewhere in this Proxy Statement.

     The Long Range Financial Planning Committee reviews the Company's long-term strategic financial objectives and the methods to accomplish them. The committee consists of Steven J. Borick, Sheldon I. Ausman, Louis L. Borick, Philip W. Colburn, Jack H. Parkinson and R. Jeffrey Ornstein as an ex officio member. The Long Range Financial Planning Committee did not meet during 1999.

     The Company does not have a standing nominating committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Superior's main office and manufacturing facilities located at 7800 Woodley Avenue, Van Nuys, California, are leased from Mr. L. Borick and Juanita A. Borick. One of the two buildings on the property is a casting plant containing approximately 85,000 square feet and the other is a combined office, manufacturing and warehouse structure. The offices comprise approximately 24,000 square feet and the manufacturing and warehouse area 236,000 square feet. During fiscal 1999, Superior paid $1,232,352 in rentals under the lease.

     Superior leases the plant and office facilities at 14721 Keswick Street, Van Nuys, California from Keswick Properties, owned jointly by Steven J. Borick, a director and officer of the Company, and two other of Mr. L. Borick's children. During fiscal 1999, Superior paid Keswick Properties $316,443 in rentals under the lease.

     The Company believes that the terms of the above mentioned lease agreements are as favorable to the Company as those obtainable from an unaffiliated third party.

EMPLOYMENT AGREEMENTS

     On January 1, 1994, Superior renewed its employment agreement with Mr. L. Borick. The agreement provides for a five-year evergreen term, an annual base compensation, use of a company automobile, life insurance and other customary employee benefits. Mr. L. Borick's annual base salary in effect as of January 1, 1996 is $1,000,000. The Company provides life insurance under a split dollar arrangement with Mr. Borick for a face value of $2,500,000. The agreement also provides, in the event of Mr. L. Borick's death or disability during the employment term, for a payment over 60 months of the balance of Mr. L. Borick's compensation under the agreement at the time of his death or disability. Upon an early termination of the agreement or Mr. L. Borick's retirement, he will receive, for life, one-twelfth of his annual base compensation during each of the ensuing 60 months and one-half such amount during each of the 120 months following. See "Compensation Committee Report" located elsewhere in this Proxy Statement for more discussion regarding Mr. L. Borick's compensation.

RETIREMENT BENEFITS

     The Company entered into agreements with its directors and executive employees which provide for Superior to pay to the individual, upon his retirement after having reached his specified vesting date, or in the event of his death while in the employ of the Company prior to retirement, a monthly retirement benefit up to 30% of his final average compensation over the preceding 36 months. Such payments are to continue through the later of 120 months or, if subsequent to his retirement, the individual's death.

COMPENSATION OF DIRECTORS

     During 1999, all non-employee directors of the Company were each compensated $20,000 for services as directors and $500 for each committee meeting attended. Management members of the Board of Directors are not compensated for their service as directors.

                             EXECUTIVE COMPENSATION

     The following table shows information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years 1997 through 1999 of those persons who were, at December 31, 1999, (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers").

SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                             ANNUAL COMPENSATION(1)     COMPENSATION -
                                   FISCAL    -----------------------        STOCK           ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR       SALARY       BONUS          OPTIONS       COMPENSATION(2)
   ---------------------------     ------    ----------   ----------    --------------   ---------------
Louis L. Borick                     1999     $1,000,001   $2,203,000            -0-          $ 4,800
  President and Chairman of the     1998      1,000,001    1,734,000        250,000           10,347
  Board                             1997      1,018,213    1,752,000            -0-              900
R. Jeffrey Ornstein                 1999     $  225,607   $  200,000          5,000          $ 4,800
  Vice President & CFO              1998        221,209      200,000          5,000            3,705
                                    1997        211,523      200,000          5,000              900
James M. Ferguson                   1999     $  194,210   $  110,000          5,000          $ 4,800
  Vice President, OEM Marketing     1998        187,874      100,000          5,000            3,233
  Group                             1997        184,738      100,000          3,000              900
Steven J. Borick(3)                 1999     $  133,166   $  125,000         35,000          $   722
  Executive Vice President          1998            -0-          -0-            -0-              -0-
                                    1997            -0-          -0-            -0-              -0-
Michael J. O'Rourke                 1999     $  127,234   $  125,000          5,000          $ 4,428
  Vice President, OEM Program       1998        122,652      100,000          5,000            2,768
  Administration                    1997        119,915       75,000          3,000              990

---------------

(1) While the executive officers enjoy certain perquisites, such perquisites do not exceed the lesser of $60,000 or 10% of such officer's salary and bonus, and, accordingly, are not reflected on this table.

(2) These amounts represent the Company's contributions to the employee retirement savings plans covering substantially all of its employees.

(3) Mr. S. Borick joined the Company in January, 1999.

OPTION GRANTS

     The following table shows information on grants of stock options during the fiscal year 1999 to the Named Officers.

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                PERCENTAGE OF                                     ANNUAL RATES OF STOCK
                                                TOTAL OPTIONS                                    PRICE APPRECIATION FOR
                                                  GRANTED TO                                         OPTION TERM(3)
                                    OPTIONS      EMPLOYEES IN    EXERCISE PRICE    EXPIRATION    -----------------------
              NAME                 GRANTED(1)    FISCAL 1999      PER SHARE(2)        DATE           5%          10%
              ----                 ----------   --------------   ---------------   -----------   ----------   ----------
R. Jeffrey Ornstein..............     5,000           2.0%          $25.875          9/24/09      $ 81,379     $206,230
James M. Ferguson................     5,000           2.0%           25.875          9/24/09        81,379      206,230
Steven J. Borick.................    25,000          10.0%           23.8125         3/19/09       374,350      948,675
Steven J. Borick.................    10,000           4.0%           25.875          9/24/09       162,758      412,461
Michael J. O'Rourke..............     5,000           2.0%           25.875          9/24/09        81,379      206,230

---------------

(1) All options granted are exercisable in cumulative equal installments commencing one year from date of grant, with full vesting on the fourth anniversary date. Vesting may be accelerated in certain events relating to the change of the Company's ownership or certain corporate transactions.

(2) All stock options were granted at market value (closing price on the New York Stock Exchange -- Composite Transactions of the Company's common stock) on the date of grant.

(3) Reported net of the option exercise price. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock conditions, as well as the option holders' continued employment through the vesting period. The amounts reflected in this table may not be indicative of the value that will actually be achieved or realized.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table shows information with respect to stock options exercised during fiscal year 1999 and unexercised options to purchase the Company's common stock for the Named Officers.

                                                        NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED,
                                                           OPTIONS HELD AT            IN-THE-MONEY OPTIONS
                           SHARES                         DECEMBER 31, 1999          AT DECEMBER 31, 1999(2)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
          NAME            EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----           -----------   -----------   -----------   -------------   -----------   -------------
Louis L. Borick.........      -0-       $    -0-       812,500        187,500       $308,125        $46,875
R. Jeffrey Ornstein.....      -0-            -0-        25,000         11,250        103,238         27,375
James M. Ferguson.......      -0-            -0-        33,550         10,250        346,626         24,195
Steven J. Borick........      -0-            -0-        11,000         35,000         57,880         50,000
Michael J. O'Rourke.....      -0-            -0-        16,266         10,750        134,345         25,475

---------------

(1) Represents the difference between the market value on the date of exercise and the option exercise price.

(2) Represents the difference between the market value at December 31, 1999 and the option exercise price.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee"), as currently constructed, is comprised of Messrs. Ausman, Evans and Parkinson, individuals who have never been employees of the Company. Its responsibility is to develop and make recommendations to the full Board with respect to executive compensation. Also, the Compensation Committee establishes the annual compensation of the Company's President and Chief Executive Officer ("CEO") and reviews the compensation policy related to the Company's other executive officers. Its executive compensation philosophy is to set levels of overall compensation that will allow the Company to successfully compete for exceptional executives, to tie part of each executive's compensation to the success of the Company in attaining its short and long-term objectives, and to recognize individual effort and achievement.

     The Committee considers the competitiveness of overall compensation, solely, and evaluates the performance of the executive officers and adjusts salaries accordingly. For individuals other than the CEO, adjustments are made based on subjective recommendations of the CEO to the Committee of the individual executive's performance and also take into account the profitability of the Company but without regard to a specified formula. The Committee believes these criteria for salary adjustments are in accordance with sound overall compensation guidelines.

     Pursuant to this philosophy, the Committee reviews published compensation surveys covering a wide array of public companies, both larger and smaller than the Company. Periodically it reviews the compensation paid and to be paid to each of the Company's executive officers and receives an evaluation of their performance from the Company's CEO. The Company's CEO has an employment contract which is discussed under "Employment Agreements."

     The compensation surveys that are utilized for executives other than the Company's CEO were prepared by a nationally recognized independent management consulting firm based on the compilation of over nine (9) individual surveys contained in their internal data base. The names of the companies in the survey are not identified.

     The compensation surveys utilized for CEO compensation are published in national magazines and contain certain of the companies comprising the peer group (see "Common Stock Performance Graph") but include a variety of other public companies. Compensation levels for the CEO were not solely based by reference to peer company compensation levels.

     The Committee does not specifically target a level of compensation relative to comparative compensation data collected for the CEO or other executive officers, but rather refers to this data for subjective review and confirmation of reasonableness of salaries paid to executives.

     In 1994, the Board of Directors and the stockholders approved an Incentive Bonus Plan (the "Bonus Plan") for Mr. L. Borick, the Company's CEO. The purpose of the Bonus Plan is to provide Mr. Borick an additional incentive to continue the extraordinary efforts, initiative and judgment he has exercised on behalf of the Company and its stockholders by establishing his yearly bonus on a specific formula basis. Under the Bonus Plan, the amount of Mr. Borick's annual bonus will equal 2.0% of the Company's annual income before income taxes and before deducting any annual awards under the Bonus Plan or any other executive incentive arrangements. However, if such annual income does not equal at least 90% of the planned level for the year, as approved by the Compensation Committee, the 2.0% figure will be reduced to 1.8%, ranging down to 1.0% at 70% of the planned level. In no event, however, will Mr. Borick's annual bonus under the Bonus Plan be less than 1.0% of annual income, as defined.

     The Compensation Committee administers the Bonus Plan and determines the amount payable under it in accordance with its terms. The Compensation Committee has the right to amend or terminate the Bonus Plan at any time. The 1999 bonus paid to Mr. Borick pursuant to the Plan was $2,203,000.

     The Omnibus Budget Reconciliation Act of 1993 ("the Act") enacted in August 1993 limits the deductibility by the Company of the annual compensation paid over $1,000,000 to the Named Officers, unless such compensation was "performance-based," as defined in the Act. The intent of the Compensation Committee is that compensation paid under the Bonus Plan will qualify as performance-based compensation under the Act.

     The overall amount of the bonus pool is approximately 5.4% of pre-tax income. The pool is utilized for all employee bonuses including the Bonus Plan for the CEO. The determination as to the portion of the bonus pool awarded to each executive, other than the CEO, is entirely subjective and discretionary based on an evaluation of their performance and contribution for the year. The Committee approved the establishment of the pool and the amount; and individual bonus awards, other than for the CEO, are based on recommendations of the CEO and reviewed and approved by the Committee.

     The stock option awards to each executive are determined subjectively based on an evaluation of their performance and contribution to the Company and also take into account the relative financial performance of the Company without regard to any specified formula.

     Base salaries are generally reviewed no sooner than every 12 to 18 months and adjusted when deemed necessary. The last salary review for each of the Named Officers is as follows: Mr. L. Borick (December 11, 1995), Mr. Ornstein (July 1,
1999), Mr. Ferguson (January 1, 2000), Mr. S. Borick (January 1, 2000) and Mr. O'Rourke (January 15, 2000).

     The foregoing report has been furnished by --

                                    Sheldon I. Ausman
                                    V. Bond Evans
                                    Jack H. Parkinson

COMMON STOCK PERFORMANCE GRAPH

     The following graph compares the five year cumulative total return of the Company's common stock to that of the Dow Jones Equity Market Index and the Dow Jones Automobile Parts and Equipment Excluding Tire and Rubber Makers Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                                                   SUPERIOR INDUSTRIES       DOW JONES EQUITY MARKET    DOW JONES INDUSTRY GROUP
                                                   INTERNATIONAL, INC.                INDEX                       INDEX
                                                   -------------------       -----------------------    ------------------------
1994                                                     100.00                      100.00                      100.00
1995                                                     100.70                      137.67                      123.32
1996                                                      89.05                      169.39                      140.63
1997                                                     104.33                      226.91                      180.93
1998                                                     109.43                      291.91                      178.78
1999                                                     106.85                      351.37                      139.34

---------------

* Assumes that the value of the investment in Superior Industries common stock and each Index was $100 on December 31, 1994, and that all dividends were reinvested.

       STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

     Stockholder proposals complying with appropriate Securities and Exchange Commission and proxy rules to be presented at the 2001 Annual Meeting of Stockholders must be received at the Company's executive offices at 7800 Woodley Avenue, Van Nuys, California 91406 by November 30, 2000 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     Management does not know of any matters to be presented to the Meeting other than those described above. However, if other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters, and discretionary authority to do so is included in the proxy.

     Management has not selected or recommended any auditors for the forthcoming year. Management believes that this decision is premature at this time although it expects to retain Arthur Andersen LLP as the Company's auditors for 2000. A representative of Arthur Andersen LLP is expected to be present at the Meeting and available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     A regulation under the Securities Exchange Act of 1934 (the "Act") requires the Company to disclose all late filings of reports, of which it is aware, required to be filed under Section 16(a) of the Act by directors and officers during the past fiscal year. Pursuant to this regulation, the Company believes that no late filings were made during 1999.

                                      SUPERIOR INDUSTRIES INTERNATIONAL, INC.

                                      By: Louis L. Borick, President and
                                         Chairman of the Board

PROXY

                    SUPERIOR INDUSTRIES INTERNATIONAL, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 12, 2000

     The undersigned hereby appoints R. JEFFREY ORNSTEIN and DANIEL L. LEVINE, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of SUPERIOR INDUSTRIES INTERNATIONAL, INC., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, CA 91406 on Friday, May 12, 2000 at 10:00 A.M., and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat.

     THE PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.

                            (continued on backside)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                                 Please mark [X]
                                                               your votes as
                                                                indicated in
                                                               this example.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

                                           FOR
                                       all nominees                WITHHOLD
                                       listed below                AUTHORITY
                                        (except as                to vote for
                                      indicated to the             all nominees
                                      contrary below)             listed below
1. The election of directors                [ ]                       [ ]

   Nominees: Jack H. Parkinson
             Phillip W. Colburn
             R. Jeffrey Ornstein

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


________________________________________________________________________________



                                       If you expect to attend the    [ ]
                                       meeting, please check box.



Signature(s)_______________________________________________ Date________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give full title as such.



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE